Exhibit 99.1

CABLEVISION AND AMC NETWORKS ANNOUNCE

SETTLEMENT IN VOOM HD LITIGATION WITH DISH NETWORK

BETHPAGE, N.Y., October 21, 2012 – Cablevision Systems Corporation (NYSE: CVC) and AMC Networks (NASDAQ: AMCX) today announced that they have settled their litigation with DISH Network LLC (NASDAQ: DISH) related to VOOM HD Holdings LLC. The lawsuit, VOOM HD Holdings LLC v. EchoStar Satellite LLC, was filed in the Supreme Court of the State of New York, County of New York.

The settlement agreements include the following components:

•

DISH Network pays a cash settlement of $700 million to Cablevision and AMC Networks, $80 million of which is in consideration for the purchase of Cablevision’s multichannel video and data distribution service (MVDDS) licenses in 45 metropolitan areas in the U.S.;

•

DISH Network enters into a long-term distribution agreement with AMC Networks to carry AMC, IFC, Sundance Channel and WE tv, and with The Madison Square Garden Company to carry Fuse on its satellite service; and

•	DISH also conveys its 20-percent membership interest in VOOM HD to Rainbow Programming Holdings LLC (such that all of the cash settlement remains with Cablevision and AMC Networks).

Promptly after payment of the cash settlement is received, the parties will file a joint stipulation to dismiss the lawsuit with prejudice. The allocation of the settlement proceeds between Cablevision and AMC Networks will be determined pursuant to the existing agreement relating to this litigation between the two companies.

Said Josh Sapan, President and CEO, AMC Networks: “We are glad to partner again with DISH Network and are delighted to bring back our popular channels and programming to their customers.”

About Cablevision

Cablevision Systems Corporation is one of the nation’s leading media and telecommunications companies. In addition to delivering its Optimum-branded cable, Internet, and voice offerings throughout the New York area, the Company owns and operates cable systems serving homes in four Western states. Cablevision’s local media properties include News 12 Networks, MSG Varsity and Newsday Media Group. Cablevision also owns and operates Clearview Cinemas. Additional information about Cablevision is available on the web at www.cablevision.com.

About AMC Networks Inc.

Dedicated to producing and distributing quality programming and content for more than 30 years, AMC Networks Inc. owns and operates several of the most popular and award-winning brands in cable television. AMC, IFC, Sundance Channel, WE tv, and IFC Films deliver distinctive, compelling and culturally relevant content that engages audiences across multiple platforms. The company also operates AMC/Sundance Channel Global, an international programming business, and AMC Networks Broadcasting & Technology, a full-service network programming feed origination and distribution company.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of Cablevision and AMC Networks and their respective businesses, operations, financial condition and the industries in which each operates and the factors described in the respective companies’ filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Cablevision and AMC Networks each disclaims any obligation to update any forward-looking statements contained herein.

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PRESS CONTACTS:	INVESTOR CONTACTS:

Cablevision	Cablevision

Charlie Schueler (516) 241-5858 cschuele@cablevision.com	Bret Richter (516) 803-2262 brichter@cablevision.com

Kelly McAndrew
(516) 426-5007 kmcandre@cablevision.com

AMC Networks	AMC Networks

Georgia Juvelis	Seth Zaslow
(646) 420-5869	(646) 273-3766
gjuvelis@amcnetworks.com	szaslow@amcnetworks.com

Ellen Kroner
(917) 542-6209 ekroner@amcnetworks.com